Exhibit 10.1
3COM CORPORATION
2003 STOCK PLAN, AS AMENDED
STOCK OPTION AGREEMENT
     3Com Corporation (the “Company”) has granted to the Optionee defined below an option (“Option”) to purchase certain shares of Company stock (“Shares”), subject to the following terms and conditions. Unless otherwise defined herein, the terms defined in the 2003 Stock Plan, as amended (the “Plan”) are capitalized herein and shall have the same defined meanings in this stock option agreement (“Award Agreement”).
     1. Definitions:
          (a) “Notice of Grant” shall mean the “3COM CORPORATION NOTICE OF GRANT OF STOCK OPTION”.
          (b) “Optionee” shall mean the holder of this Option whose name is set forth in the related Notice of Grant.
          (c) “Date of Option Grant” shall mean the “Date of Grant” as set forth in the Notice of Grant.
          (d) “Number of Option Shares” shall mean the “Total Number of Option Shares Granted” as set forth in the Notice of Grant.
          (e) “Exercise Price” shall mean the “Option Price per Share” as set forth in the Notice of Grant.
          (f) “Initial Vesting Date” shall be the date [           ].
          [(g) Determination of “Vested Ratio” is as follows:]
          (h) “Option Termination Date” shall mean the date occurring seven (7) years after the Date of Option Grant.
          (i) “Company” shall mean 3Com Corporation and any successor corporation thereto.
     2. Grant of Option. The Administrator hereby grants to the Optionee named in the Notice of Grant, an option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant, and subject to the provisions of the Plan and the Notice of Grant, which are incorporated herein by reference, and this Award Agreement. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the U.S. Internal Revenue Code (the “Code”) and shall be treated as a Nonstatutory Stock Option.
     3. Administration. All questions of interpretation concerning this Award Agreement shall be determined by the Administrator. All determinations by the Administrator shall be final and binding upon all persons having an interest in the Option. Any officer of a Parent or Subsidiary for whom Optionee performs services shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.
Stock Option Agreement Form

     4. Exercise of the Option:
          (a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Notice of Grant, the Plan and this Award Agreement. [The Option shall first become exercisable on the Initial Vesting Date. The Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option in the amount equal to the Number of Option Shares multiplied by the Vested Ratio as set forth in Section 1(g) less the number of shares previously acquired upon exercise of the Option.] In no event shall the Option be exercisable for more shares than the Number of Option Shares.
          (b) Method of Exercise. The Option shall be exercisable by written or electronic notice to the Company which shall state the election to exercise the Option, the number of Shares being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to the Shares as may be required pursuant to the provisions of this Award Agreement. Such notice shall be signed by the Optionee and shall be delivered to the Company’s Stock Administration Department, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6 below, accompanied by full payment of the option price for the number of Shares being purchased.
          (c) Form of Payment of Option Price. Subject to Applicable Laws, such payment shall be made (1) in cash, by check, or cash equivalent, (2) by tender of shares of the Company’s stock owned by the Optionee and having a fair market value not less than the option price, which (i) either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly from the Company, and (ii) have a fair market value not less than the option price, (3) proceeds from a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion, or (4) by any combination of the foregoing.
          (d) Withholding. Regardless of any action the Company or the Optionee’s actual employer (“Employer”) takes with respect to any and all income tax (including U.S. federal, state or local taxes or non-U.S. taxes), social insurance contributions, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding any Tax-Related Items in connection with any aspect of this Option, including the grant of the Option, the vesting of the Option, the issuance of Shares upon exercise of the Option, the subsequent sale of any Shares following the exercise of the Option and/or the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or to achieve any particular tax result. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Date of Option Grant and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
          At the time the Option is exercised, in whole or in part, or at any time thereafter as determined by the Company, the Company shall have the right to withhold the applicable minimum withholding taxes, including but not limited to federal tax, state tax, foreign taxes, or social taxes, if any, which arise in connection with the Option including, without limitation, obligations arising upon (i) the exercise of the Option in whole or in part, (ii) the transfer, in whole or in part, of any Shares acquired on exercise of the Option, or (iii) the lapsing of any restriction with respect to any Shares acquired on exercise of the Option. The Optionee will
Stock Option Agreement Form

make adequate provision for the Company to meet its minimum withholding obligations. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligation with respect to all Tax-Related Items by one or a combination of the following: (a) withholding from the Optionee’s wages or other cash compensation paid by the Company and/or the Employer; or (b) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or (c) withholding in Shares to be issued upon exercise of the Option.
     Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described.
          (e) Certificate Registration. The Shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee. If payment of the option price is accomplished using a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion, the certificate or certificates may, at the Company’s sole discretion be registered in the name of a nominee who is an authorized broker for the Company’s same-day sale program.
          (f) Restriction on Grant of Option and Issuance of Shares. The grant of the Option and the issuance of Shares pursuant to the Option shall be subject to compliance with all Applicable Laws. The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of Applicable Laws. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Laws and to make any representation or warranty with respect thereto as may be requested by the Company.
          (g) Fractional Shares. The Company shall not be required to issue fractional Shares upon the exercise of the Option.
     5. Non-Transferability of the Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.
     6. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (i) the Option Termination Date as defined above, (ii) the last date for exercising the Option following termination as a Service Provider as described in Section 7, or as otherwise set forth in the Plan.
     7. Termination of Employee:
          (a) Termination of Option. If the Optionee ceases to be a Service Provider for any reason except by reason of death or Disability, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be a Service Provider, may be exercised by the Optionee within three (3) months after the date on which the Optionee’s relationship as a Service Provider terminates, but in any event no later than the Option Termination Date. If the Optionee’s Service Provider relationship is terminated because of the
Stock Option Agreement Form

death of the Optionee or Disability of the Optionee, the Option may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve (12) months from the date of such termination, but in any event no later than the Option Termination Date. The Optionee’s Service Provider relationship shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination the Service Provider relationship.
          (b) Exercise Prevented by Applicable Laws. Except as provided in this Section 7, the Option shall terminate and may not be exercised after the Optionee’s Service Provider relationship terminates unless the exercise of the Option in accordance with this Section 7 is prevented by the provisions of Section 4(f). If the exercise of the Option is so prevented, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company or its Parent or Subsidiary for whom the Optionee provides service that the Option is exercisable but in no event later than the Option Termination Date.
          (c) Leave of Absence. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, the Option shall cease to vest on the 91st day of any unpaid leave of absence and shall only recommence upon return to active service.
          (d) No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S (OR ANY PARTICIPATING COMPANY’S) RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.
     8. Rights as a Shareholder or Employee. The Optionee shall have no rights as a shareholder with respect to any Shares until the date of the issuance of a certificate or certificates for the Shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate or certificates are issued.
     9. Legends. The Company may at any time place legends referencing any applicable federal and/or state securities restrictions on all certificates representing shares of stock subject to the provisions of this Award Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Option in the possession of the Optionee in order to effectuate the provisions of this Section.
     10. Binding Effect. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     11. Amendment or Termination. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in
Stock Option Agreement Form

order to comply with local law or facilitate the administration of the Plan. Furthermore, the parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement. Finally, the Administrator may at any time amend or terminate the Plan and/or the Option; provided, however, that no such amendment or termination may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.
     12. Integrated Agreement. This Award Agreement and the Plan, including any sub-plan to the Plan, constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company other than those set forth or provided for herein or therein. The terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all Plan interpretations, amendments, and rules approved by the Company.
     13. Applicable Law. This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.
     14. Data Privacy. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his/her personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
     The Optionee understands that the Employer, the Company and its Subsidiaries hold certain personal information about the Optionee including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social security number or equivalent tax identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all Shares or other entitlements to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”).
     The Optionee further understands that the Data will be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list of the names and addresses of any potential recipients of the Data by contacting the Company’s Stock Administration Department. The Optionee authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Stock Administration Department. The Optionee understands, however, that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of
Stock Option Agreement Form

consent, the Optionee understands that he or she may contact the Company’s Stock Administration Department.
     15. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon electronic delivery, or upon delivery by certified mail, addressed to the Company at the address below and addressed to the Optionee at his/her home address on file with the Company or at such other address as either party may designate by ten (10) days’ advance written notice to the other party.
Stock Administrator
3Com Corporation
350 Campus Drive
Marlborough, MA 01752, U.S.A.
Stock_Administration@3Com.com
     16. Nature of the Grant. In accepting the Option, the Optionee acknowledges that:
          (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;
          (b) the Option is voluntary and occasional and does not create any contractual or other right to receive future Options, or benefits in lieu of Options even if Options have been awarded repeatedly in the past;
          (c) all decisions with respect to future grants of Options, if any, will be at the sole discretion of the Company;
          (d) the Optionee’s participation in the Plan is voluntary;
          (e) Options and the Shares subject to the Options are an extraordinary item that do not constitute regular compensation for services of any kind rendered to the Company or to the Employer, and Options are outside the scope of the Optionee’s employment contract, if any;
          (f) Options and the Shares subject to the Options are not intended to replace any pension rights or compensation;
          (g) Options and the Shares subject to the Options are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary;
          (h) the award of Options and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary;
          (i) the future value of the Shares is unknown and cannot be predicted with certainty;
          (j) in consideration of the grant of Options, no claim or entitlement to compensation or damages arises from forfeiture of the Options resulting from termination of the
Stock Option Agreement Form

Optionee’s employment or other service-providing relationship with the Company or the Employer (for any reason whatsoever and whether or not in breach of any applicable law) and the Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived his/her entitlement to pursue such claim; and
          (k) Options and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.
     17. Language. If the Optionee has received this Award Agreement or any other document related to the Plan translated into a language other than English and the meaning of the translated version differs from the English version, the English version will control.
     18. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     19. Addendum. Notwithstanding any provision in this Award Agreement, the Option and the Shares acquired under the Plan shall be subject to any country-specific terms and conditions set forth in the addendum to this Award Agreement, if any. Moreover, if the Optionee relocates his or her residence to one of the countries included in such addendum, the terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The addendum constitutes part of this Award Agreement.
     20. No Compensation Deferral. Neither the Plan nor this Agreement is intended to provide for a deferral of compensation that would be subject to Code Section 409A (“Section 409A”). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no Awards (including, without limitation, the Option) become subject to the requirements of Section 409A, provided however that the Company makes no representation that the Option is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the Option.
     21. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the Shares. The Optionee is hereby advised to consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
     IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement effective as of the Grant Date. By electronically accepting this Award Agreement, signing below, or signing the Notice of Grant, as applicable, the Participant acknowledges that he/she has read, understood and accepted all of the terms, conditions and restrictions of this Award Agreement and the Plan.
Stock Option Agreement Form